LIGHTLAB - LANTIS LASER
FIRST AMENDMENT

THIS FIRST AMENDMENT is made and entered into and is effective as of the date on which the last party has signed below (“Effective Date”), by and between LightLab Imaging, Inc., a Delaware corporation having its principal office at One Technology Park Drive, Westford, Massachusetts, USA, 01886 (“LightLab”), and Lantis Laser, Inc., a corporation having its principal office at 3967 Park Avenue, Fairfield, Connecticut, 06825 (“Lantis Laser” or “Licensee”).

WHEREAS, on August 8, 2001, LightLab and Licensee made and entered into a Non-Exclusive License Agreement in the field of general dentistry, excluding oral surgery and imaging through a microscope (the “Agreement”);

WHEREAS, LightLab and Licensee now wish to amend the Agreement to clarify the definition of the Field and adjust the Term;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The definition of “Field” within SECTION 2 of the Agreement shall now be amended to read:

“Field” shall mean diagnostic applications within general dentistry, excluding oral surgery and imaging through a microscope.

2.	SECTION 9.1 shall now be amended to read:

9.1 Term. This Agreement, unless otherwise terminated as provided herein, shall remain in effect for three (3) years following whichever of the following events occurs first:

(a) Licensee’s Release of a Licensed Product; (b) Licensee’s First Commercial Sale of a Licensed Product; or (c) July 1, 2007.

3.	The terms and conditions of the Agreement shall remain in effect, subject to the terms and conditions described herein.

IN WITNESS WHEREOF, the parties have caused this FIRST AMENDMENT to be executed under seal by their duly authorized representatives.

LIGHTLAB IMAGING, INC.	LANTIS LASER, INC.

By	By
Name: Akira Masuda	Name: Stanley Baron
Title: Chairman & CEO	Title: Chairman, President & CEO